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                                                                     EXHIBIT 5.1

                                                       [PERKINS COIE LETTERHEAD]

                               September 19, 2002

Acres Gaming Incorporated
7115 Amigo, Suite 150
Las Vegas, Nevada 89119

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:


We have acted as counsel to Acres Gaming Incorporated (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), that you are filing with the Securities and Exchange Commission with respect to up to 1,435,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), up to 1,250,000 shares of which may be issued under the Acres Gaming Incorporated 1993 Stock Option and Incentive Plan, and up to 185,000 shares of which may be issued under the Nonqualified Stock Option Agreements dated December 8, 1999, between the Company and each of Richard Schneider, Reed Alewel and Floyd Glisson (together, the "Plans"). We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion.

We are of the opinion that any of the Shares that may be issued and sold by the Company pursuant to the Plans have been duly authorized and, upon due execution by the Company of certificates representing such Shares, the registration by its registrar of such Shares and the sale thereof, and the receipt of consideration therefor, by the Company in accordance with the terms of the Plan under which such Shares are issued, such Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ PERKINS COIE LLP
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PERKINS COIE LLP